UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2021

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario		K7A 0A8
(Address of principal executive officers)		(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of June 8, 2021, the board of directors (the “Board”) of Canopy Growth Corporation (“Canopy” or the “Company”), upon the recommendation of its Corporate Governance, Compensation and Nominating Committee, took the following actions with regard to certain compensatory arrangements for certain of the Company’s senior management personnel including the Company’s Chief Executive Officer, Chief Financial Officer and certain of the persons that were listed as “named executive officers” in the Company’s definitive proxy statement filed with the SEC on August 7, 2020 (the “named executive officers”). All dollar amounts shown are in U.S. dollars, except the exercise price of the stock options granted on June 9, 2021 which is expressed in Canadian dollars.

Long-Term Incentive Program

The Board approved changes to its long-term incentive (“LTI”) program for executive officers whereby Canopy’s executive officers’ annual LTI grant of equity will now consist of 50% stock options and 50% performance share units (“PSUs”). The Company previously granted a combination of options and restricted stock units (“RSUs”) to certain of its executive officers. The revised LTI program further aligns the interests of management with those of the Company’s shareholders by linking PSU vesting with Relative Total Shareholder Return (“RTSR”) and adjusted Earnings before Interest, Tax, Depreciation, and Amortization (“Adjusted EBITDA”) rather than simple time-vesting RSUs.

Stock Option Grants

The Board granted options (“Options”) to purchase Canopy’s common shares (“Common Shares”) on June 9, 2021 under the Company’s Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”) to certain of the Company’s management personnel, including its executive officers, subject to Canopy’s Option Grant Agreement with respect to the Omnibus Incentive Plan. The form of Option Grant Agreement is filed as Exhibit 10.1 hereto (the “Option Grant Agreement”). The following table sets forth information regarding grants to the named executive officers identified below:

Name	Number of Stock Options
David Klein Chief Executive Officer	139,488
Rade Kovacevic President and Chief Product Officer	59,767
Mike Lee Executive Vice President & Chief Financial Officer	54,814
Phil Shaer Chief Legal Officer and Corporate Secretary	22,352
Thomas Stewart Chief Accounting Officer	3,207

Each of the options granted has a six-year term, subject to earlier termination upon the occurrence of certain events related to termination of employment, as specified in the Options Grant Agreement. One-third of the options become exercisable on each of the first, second and third anniversaries of the date of grant, subject to the terms of the Option Grant Agreement. The options will continue to vest upon the Retirement (as that term is defined in the Option Grant Agreement) of the recipient at any time after December 9, 2021 and prior to June 9, 2024, and will vest 30 days after the recipient’s service with Canopy terminates due to the recipient’s death or Disability (as that term is defined in the Option Grant Agreement). The exercise price of each option is CAD$30.87, which is equal to the closing price of the Common Shares on the Toronto Stock Exchange on June 8, 2021.

The foregoing discussion of the Option Grant Agreement is qualified in its entirety by reference to the Option Grant Agreement, which is incorporated herein by reference.

Performance Share Unit Grants

The number of performance share units (“PSUs”) issued will be based on two metrics: RTSR and Adjusted EBITDA, with each weighted at 50%. The forms of Performance Stock Unit Grant Agreement are filed as Exhibits 10.4 and 10.5 hereto (the “PSU Grant Agreements”). The performance periods for each metric will consist of three one-year periods (fiscal year 2022, fiscal year 2023 and fiscal year 2024) and a three-year cumulative period beginning on April 1, 2021 and ending on March 31, 2024, each measured independently of one another. The PSUs will cliff vest after three years from the date of grant and the number of units vesting will vary based on performance over the defined performance periods relative to Board-approved performance targets. The following table sets forth information regarding target awards to the named executive officers identified below:

Name	Target Number of PSUs
David Klein Chief Executive Officer	69,744
Rade Kovacevic President and Chief Product Officer	29,883
Mike Lee Executive Vice President and Chief Financial Officer	27,407
Phil Shaer Chief Legal Officer and Corporate Secretary	11,176

Pursuant to the terms of the PSUs, for each of the persons in the table above, the minimum PSU award is equal to 50% of the target number of PSUs, and the maximum PSU award is 150% of the target number of PSUs. Unvested PSUs are subject to forfeiture upon the occurrence of certain events related to termination of employment, as specified in the PSU Grant Agreements. A participant may vest in his right to receive the applicable number of PSUs if the participant remains in continuous employment with the Company or any of its subsidiaries until June 9, 2024. In the event a U.S. resident recipient of PSUs retires (as the term “Retirement” is defined in the PSU Grant Agreement filed as Exhibit 10.4 hereto (the “U.S. PSU Grant Agreement”)) at any time after December 9, 2021 and prior to June 9, 2024, vested awards are payable on a pro rata basis (as set forth in the U.S. PSU Grant Agreement). For U.S. residents, PSUs will vest 30 days after the recipient’s service with Canopy terminates due to the recipient’s death or Disability (as that term is defined in the PSU Grant Agreements), subject to the terms of the U.S. PSU Grant Agreements. In the next six months Canopy expects to revisit whether Canadian residents will be permitted to have their PSUs continue to vest after their retirement or after their death or disability in the same manner as U.S. residents.

The foregoing discussion of the PSU Grant Agreements is qualified in its entirety by reference to the PSU Grant Agreements, which are incorporated herein by reference.

Grant of Restricted Stock Units

The Board granted RSUs under the Omnibus Incentive Plan on June 9, 2021 to certain of the Company’s management personnel, subject to the provisions of Restricted Stock Unit Grant Agreements, the form of which are filed herewith as Exhibits 10.2 and 10.3 (the “RSU Grant Agreements”). The RSUs entitle the grantee to receive a single Common Share for each RSU granted under the Omnibus Incentive Plan. The following table sets forth information regarding grants to the named executive officer identified below:

Name	Number of RSUs
Thomas Stewart Chief Accounting Officer	2,405

Unvested RSUs are subject to forfeiture upon the occurrence of certain events related to termination of employment as specified in the RSU Grant Agreements. One-third of the awarded RSUs vest on each of the first, second and third anniversaries of June 9, 2021, provided that the recipient of the grant remains in continuous employment with the Company or any of its subsidiaries until each such date. RSUs will continue to vest upon the Retirement (as that term is defined in the RSU Grant Agreement filed as Exhibit 10.2 hereto (the “U.S. RSU Grant Agreement”)) of a U.S. resident recipient at any time after December 9, 2021 and prior to June 9, 2024, subject to the terms of U.S. RSU Grant Agreement. For U.S. residents, RSUs will vest 30 days after the recipient’s service with Canopy terminates due to the recipient’s death or Disability (as that term is defined in the U.S. RSU Grant Agreement). In the next six months Canopy expects to revisit whether Canadian residents will be permitted to have their RSUs continue to vest after their retirement or after their death or disability in the same manner as U.S. residents.

The foregoing discussion of the RSU Grant Agreements is qualified in its entirety by reference to the RSU Grant Agreements, which are incorporated herein by reference.

Bonus Payments for Fiscal 2021

The following table sets forth the fiscal 2021 bonus amounts earned by the named executive officers identified below for their service during fiscal 2021. These bonus amounts were based on achievement of performance goals relating to revenue, adjusted EBITDA, free cash flow, as well as individual performance.

Name	Bonus Amount
David Klein Chief Executive Officer	$1,716,428
Rade Kovacevic President and Chief Product Officer	$524,054	[1]
Mike Lee Executive Vice President and Chief Financial Officer	$460,147
Phil Shaer Chief Legal Officer and Corporate Secretary	$279,496	[1]
Thomas Stewart Chief Accounting Officer	$79,623	[1]

[1]	As converted from Canadian dollars at the Bank of Canada exchange rate of 0.8269 Canadian dollars per U.S. dollar as of June 10, 2021.

Amendments to Employment Agreements

As of June 8, 2021, the Board amended the employment agreements of each of Messrs. Klein, Lee, Kovacevic and Shaer (the “Employment Agreement Amendments”) as follows.

All Employment Agreement Amendments

The employment agreements of each of Messrs. Klein, Lee, Kovacevic and Shaer were amended to, among other things:

•

provide the Board with discretion as to the amounts of each type of LTI award (i.e., options, RSUs and PSUs) for annual LTI grants and to contemplate the revised LTI program described above, whereas previously the amounts of each type of award was specified in each executive’s employment agreement;

•

revise the termination of provisions to, among other things, provide that, upon an executive’s termination without Cause (as defined in the Employment Agreement Amendments) or willful misconduct, such executive will also be entitled to the vesting of any outstanding PSUs, at actual performance levels, for all years already certified by the Board or any responsible committee thereof;

•

eliminate specific stock ownership requirements from the agreements themselves and instead require each executive to adhere to and abide by the Company’s Share Ownership Policy, providing increased flexibility to the Board to amend the Share Ownership Policy in the future as appropriate; and

•	certain other changes to IP and confidentiality obligations and termination provisions.

David Klein

Mr. Klein’s employment agreement was also amended to increase the percentage of his LTI award from 300% of his base salary to 350% of his base salary.

Mike Lee

Mr. Lee’s employment agreement was also amended to increase his base salary to $447,000.

Rade Kovacevic

Mr. Kovacevic’s employment agreement was also amended to increase his base salary to $508,5441.

Phil Shaer

Mr. Shaer’s employment agreement was also amended to increase his base salary to $285,2811.

The foregoing discussion of the Employment Agreement Amendments is qualified in its entirety by reference to the Employment Agreement Amendments, which are filed as Exhibits 10.6 through 10.9 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Option Grant Agreement (U.S. and Canadian Employees)

10.2	Restricted Stock Unit Grant Agreement (U.S. Employees) (For Settlement in Common Shares Only)

10.3	Restricted Stock Unit Grant Agreement (For Non-U.S. Employees) (For Settlement in Common Shares Only)

10.4	Performance Stock Unit Grant Agreement (U.S. Employees) (For Settlement in Common Shares Only)

10.5	Performance Stock Unit Grant Agreement (Canadian Employees) (For Settlement in Common Shares Only)

10.6	Amendment to Executive Employment Agreement of David Klein, dated June 8, 2021

10.7	Amendment to Executive Employment Agreement of Mike Lee, dated June 8, 2021

10.8	Amendment to Executive Employment Agreement of Rade Kovacevic, dated June 8, 2021

10.9	Amendment to Executive Employment Agreement of Phil Shaer, dated June 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Phil Shaer
Phil Shaer Chief Legal Officer and Corporate Secretary

Date: June 11, 2021